Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526
CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies CAROL PREST

Notice of Articles
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 3, 2019 04:38 PM Pacific Time

Incorporation Number:       BC1203854

Recognition Date and Time: Incorporated on April 3, 2019 04:38 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:
JUVA LIFE INC.

REGISTERED OFFICE INFORMATION
Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION
Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

   DIRECTOR INFORMATION
Last Name, First Name, Middle Name:
Lee, Mathew

Mailing Address:
908 - 602 CITADEL PARADE
VANCOUVER BC V6B 1X2
CANADA

Delivery Address:
908 - 602 CITADEL PARADE
VANCOUVER BC V6B 1X2
CANADA

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _